As filed with the Securities and Exchange Commission on November 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VYOME HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-1828101
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Harvard Square,

One Mifflin Place, Suite 400, Cambridge, MA 02138

Telephone: (973) 832-8147

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Venkat Nelabhotla

Chief Executive Officer

Vyome Holdings, Inc.

Harvard Square, One Mifflin Place, Suite 400,

Cambridge, MA 02138

Telephone: (973) 832-8147

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Gregory Sichenzia Marcelle Balcombe Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 6, 2025

610,185 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time by the selling stockholders identified herein (each, a “Selling Stockholder” and, together, the “Selling Stockholders”), in this prospectus of Vyome Holdings, Inc. (the “Company”) of 610,185 shares of common stock, par value $0.001 per share (“Common Stock”).

We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders.

The Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 10 of this prospectus. For information on the Selling Stockholders, see the section entitled “Selling Stockholders” on page 7 of this prospectus. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the Securities and Exchange Commission, or the SEC.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HIND.” On October 31, 2025, the last reported sale price per share of our common stock was $6.05.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are a “smaller reporting company” under applicable SEC rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See the discussions in the section titled “Summary – Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference, as described under the heading “Where You Can Find More Information,” before investing in the shares of Common Stock offered hereby.

We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

For investors outside the United States, neither we nor the Selling Stockholders have done anything that would permit this offering, or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus, in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus, any applicable prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, “we,” “us,” “our,” “registrant,” or “Registrant,” “Vyome,” “Vyome Holdings,” and the “Company” refer to Vyome Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

MARKET AND INDUSTRY DATA

This prospectus contains statistical data, estimates and information concerning our industry, including market position and the size and growth rates of the markets in which we participate, that are based on independent industry publications and reports or other publicly available information, as well as other information based on our internal sources. Although we believe the market and industry data included in this prospectus are reliable and are based on reasonable assumptions, these data involve many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

Certain information included in this prospectus concerning our industry and the markets served by us, including our market share, is also based on our good-faith estimates derived from our management’s knowledge of the industry and other information currently available to us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). These forward-looking statements include, among other things, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to realize the expected benefits of the Merger;

●	our ability to maintain the listing of our securities on the Nasdaq Capital Market;

●	our financial and business performance, including our financial projections and business metrics;

●	our market opportunity;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●	our ability to retain or recruit officers, key employees and directors;

●	the impact of the regulatory environment and complexities with compliance related to such environment;

●	the expected costs associated with our research and development initiatives, including investments in technology and product development;

●	our ability to secure sufficient funding and alternative source of funding to support when needed and on terms favorable to us to support our business objective, product development, other operations or commercialization efforts;

●	the impact of governmental laws and regulations;

●	our ability to obtain, maintain, protect and enforce sufficient patent and other intellectual property rights for our product candidates and technology; and

●

our need to raise substantial additional funding. If we are unable to raise capital when needed, or if at all, we will be forced to delay, reduce or eliminate some of our product development programs or commercialization efforts, or cease our operations altogether. In addition, the issuance of a substantial number of shares of common stock, as a result of a financing, could adversely affect the price of our common stock.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus speak only as of the date of this prospectus. Except to the extent required under the federal securities laws and rules and regulations of the Securities and Exchange Commission (“SEC”), we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

On August 15, 2025, ReShape Lifesciences Inc. (now known as Vyome Holdings, Inc.) (the “Company”) completed the merger pursuant to the Agreement and Plan of Merger, dated as of July 8, 2024, as amended (the “Merger Agreement”), by and among the Company, Raider Lifesciences Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Vyome Therapeutics, Inc. (“Vyome”). Pursuant to the Merger Agreement, Merger Sub merged with and into Vyome, with Vyome surviving the merger as a subsidiary of the Company (the “Merger”). As a result of the Merger, the Company was renamed “Vyome Holdings, Inc.” and Vyome continued under its name as Vyome Therapeutics, Inc., in each case effective before the open of trading on August 15, 2025.

We are an innovation-driven healthcare company bridging the fast-growing US-India innovation corridor. We have spent the last decade developing research-driven assets in the immuno-inflammation sector. Our vision is to be a holding group of several healthcare assets and businesses that leverage the increasingly “special relationship” between the US and India, a relationship that manifests itself in the talent flowing from India to the US, as well as the growing collaboration between the world’s largest healthcare market (the US) and one of the world’s fastest growing major healthcare market (India). Our origin story begins with a Massachusetts Institute of Technology (MIT) and All India Institute of Medical Services (AIIMS) educated scientific founder setting up research in India, building a business in the US, and partnering with an Indian-origin American-born capital markets entrepreneur he met at MIT reflects our alignment with what we believe is a generational opportunity immediately in front of us. We believe we are the first venture-backed Indo-US biopharma company to list on the Nasdaq.

We believe the US-India special relationship offers a once-in-a-generation opportunity, particularly in the healthcare sector. Whether it is pharmaceutical R&D, medical devices, Artificial Intelligence (AI), or telemedicine, we believe there is a wide-ranging opportunity set to leverage the talent and market opportunities in both countries which we believe is worth hundreds of billions of dollars.

Some of the opportunities we intend to explore in the US-India corridor include:

●	Pharmaceutical R&D — existing business line, large opportunity to expand

●	Medical devices — there is a growing opportunity for innovation in medical devices to come from India; there is also a growing Indian market where local companies could collaborate with American behemoths

●	Artificial intelligence — there are many applications of AI in healthcare; with the US and India being two of the most vibrant AI ecosystems in the world, there will be numerous cross-border opportunities

●	Telemedicine — in a post-COVID world, we believe there is an increasing opportunity to leverage skilled, lower cost medical talent in India to service other parts of the world

As we navigate the wider opportunity set, our lens for executing on any potential transactions will be strictly one of accreting shareholder value. We intend to become a platform through which investors can access the growing US-India healthcare opportunity set in an efficient and accretive manner.

Today, we are primarily a clinical-stage pharmaceutical company with multiple assets, focused on immune and inflammatory disorders. According to the National Institute of Health, nearly 125 million people in the U.S. live with some form of chronic inflammatory disease. According to Fortune Business Insights, immuno-inflammation diseases present a market opportunity that is over $100 billion and growing rapidly. We believe our differentiated development strategy and our access to world-class talent can result in transformative medicines that significantly improve the life of patients suffering from such debilitating diseases and clear near-term drivers of value for shareholders.

The classical model of drug development is capital and time-intensive, but we have built our initial set of assets by disrupting this classical model by (i) leveraging the US-India talent and cost arbitrage, (ii) selecting rare and unmet immune-inflammatory conditions as the first disease targets, and (iii) repositioning approved drugs for novel use through local application, which together, potentially allows us to shorten the development timeline to approval, and minimize the risks associated with new approvals, while generating intellectual property. We have extensive networks in India, which offers the opportunity to access innovation at a value arbitrage, lowering costs of development and value creation. We believe that by initially targeting rare conditions allows us to potentially access certain regulatory benefits, including the Orphan Drug Act of 1983, and lower number of patients in clinical trials, which can potentially reduce costs of development. Taken together, we believe our model brings a unique risk/return proposition for shareholders by balancing cost efficiencies and value creation.

Recent Developments

Closing of the Merger

On August 15, 2025, the Company completed the merger pursuant to the Agreement and Plan of Merger, dated as of July 8, 2024, as amended (the “Merger Agreement”), by and among the Company, Raider Lifesciences Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Vyome Therapeutics, Inc. (“Vyome”). Pursuant to the Merger Agreement, Merger Sub merged with and into Vyome, with Vyome surviving the merger as a subsidiary of the Company (the “Merger”). As a result of the Merger, the Company was renamed “Vyome Holdings, Inc.” and Vyome continued under its name as Vyome Therapeutics, Inc., in each case effective before the open of trading on August 15, 2025.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Vyome, and each share of preferred stock, par value $0.001 per share, of Vyome issued and outstanding immediately prior to the Effective Time (other than the shares that were owned by the Company, Vyome, or Merger Sub and shares that will be subject to put-call option agreements with certain stockholders of Vyome and Vyome’s subsidiary Vyome Therapeutics Limited (“Vyome Limited”) who are located in India) were converted into the right to receive a number of fully-paid and non-assessable shares of common stock of the Company, $0.001 par value per share according to a predetermined ratio; provided that the shares to be received by certain stockholders of Vyome and Vyome Limited located in India shall be subject to the put-call option agreements with the Company which entitles such holders to receive shares of Common Stock of the Company upon certain occurrences. In addition, each outstanding warrant, stock option, restricted stock award, stock grant or other equity award to purchase capital stock of Vyome were converted into right, warrants or equity awards to purchase a number of the Company’s shares of common stock equal to the number of shares of Vyome common stock issuable upon exercise of such Vyome right, warrant or equity award multiplied by the predetermined ratio, with an exercise price, in the case of warrants and stock options, equal to the exercise price of such Vyome warrant or option divided by the predetermined ratio.

Immediately prior to the consummation of the Merger, the Company filed an Amended and Restated Certificate of Designation to Series C Convertible Preferred Stock (the “Series C Amendment”).

The issuance of Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4 (File No. 333-282459) filed with the United States Securities and Exchange Commission (the “SEC”) on October 1, 2024, as amended on December 6, 2024, January 15, 2025, April 29, 2025, May 9, 2025 and May 14, 2025 and declared effective on May 14, 2025.

As set forth in the Merger Agreement, it was a condition to the closing of the Merger that The Nasdaq Stock Market (“Nasdaq”) approve the initial listing application of the combined company so that the listing on The Nasdaq Capital Market will continue after the Merger. Nasdaq approved the initial listing application on August 6, 2025.

Changes in Officers and Directors

On August 13, 2025, in connection with the consummation of the Merger and, as required pursuant to, the Merger Agreement, Paul Hickey, Dan W. Gladney, Arda M. Minocherhomjee and Lori C. McDougal and Gary D. Blackford resigned from and ceased serving on the Board and any and all committees thereof, which resignations were effective upon the consummation of the Merger. In addition, effective upon the consummation of the Merger, Paul Hickey resigned as the President and Chief Executive Officer of the Company and Tom Stankovich resigned as the Chief Financial Officer of the Company.

In connection with the consummation of the Merger and pursuant to the Merger Agreement, on August 15, 2025, the Board elected and designated Krishna Gupta, Stash Pomichter, Shiladitya Sengupta, Venkateswarlu Nelabhotla, John Tincoff and Mohanjit Jolly (collectively, the “New Directors”), to serve on the Board effective immediately after the consummation of the Merger. Pursuant to the Merger Agreement and as previously disclosed, Krishna Gupta has been serving as the Board’s Chairperson of the Combined Company effective as of the consummation of the Merger.

Also on August 15, 2025, in connection with the consummation of the Merger, Venkateswarlu Nelabhotla was appointed as Chief Executive Officer of the Company and Robert Dickey was appointed as Interim Chief Financial Officer of the Company.

The Company entered into an agreement with Foresite Advisors, LLC, (the “CFO Agreement”) governing the terms of Mr. Dickey’s employment with the Company as its Interim Full-time Chief Financial Officer. The CFO Agreement provides for a one-year term, which may be extended by mutual written consent. The CFO Agreement may be terminated by either party with Cause, as defined in the agreement, upon 15 days’ notice or without cause, upon 30 days prior written notice to the other party. The CFO Agreement provides for compensation of $15,000 per calendar month.

Closing of the Asset Sale

The Company completed the transactions contemplated under the Asset Purchase Agreement dated July 8, 2025, which was amended on April 25, 2025 (the “Asset Purchase Agreement”), with Ninjour Health International Limited, a company incorporated under the laws of the United Kingdom, which is an affiliate of Biorad Medisys Pvt. Ltd. (together, “Biorad”). Pursuant to the Asset Purchase Agreement, the Company sold its assets (excluding cash) to Biorad, and Biorad assumed substantially all of the Company’s liabilities, for an agreed upon purchase price of $2.25 million in cash, subject to adjustment based on the Company’s actual accounts receivable and accounts payable at the closing, compared to such amounts as of March 31, 2024.

Private Placement

Immediately after the Effective Time, the Company closed on the sale of an aggregate of 529,137 shares of the Company’s Common Stock (the “Offered Shares”) at a price of $11.02 per share pursuant to those certain subscription agreements entered into among, the Company, Vyome and the investors signatory thereto. Vyome, through its subsidiary Vyome Limited, also closed on the sale of 999 shares of Vyome Limited at a price per share of $937.14 which shares are subject to a put call option agreement with the Company.

The Selling Stockholders’ resale of these shares is registered on the registration statement of which this prospectus forms a part.

Reverse Stock Split

On August 15, 2025, the Company effected a 1-for-4 reverse stock split of its Common Stock (the “Reverse Stock Split”). On July 24, 2025, the stockholders of the Company approved the proposal to authorize the Board of Directors of the Company (the “Board”), in its discretion, to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s Common Stock, at a ratio in the range of 1-for-2 to 1-for-5, such ratio to be determined by the Board and included in a public announcement. The Board subsequently approved the Reverse Stock Split at a ratio of 1-for-4 and on August 15, 2025 the Company filed a Certificate of Eighth Amendment (the “Certificate of Eighth Amendment”) with the Secretary of State of the State of Delaware to amend the Company’s Restated Certificate of Incorporation, as amended, and effected the Reverse Stock Split on August 15, 2025.

As a result of the Reverse Stock Split, each four shares of Common Stock issued or outstanding or held by the Company as treasury stock were automatically reclassified into one new share of Common Stock without any action on the part of the holders. Any fractional shares of Common Stock resulting from the Reverse Stock Split were rounded up to the nearest whole share and no stockholders received cash in lieu of fractional shares.

The Reverse Stock Split was primarily intended to bring the Company into compliance with the minimum bid price requirements for maintaining its listing on The Nasdaq Capital Market in connection with the Merger. Trading of the Company’s Common Stock on The Nasdaq Capital Market continued on a split-adjusted basis when the markets opened on August 15, 2025, under the name Vyome Holdings, Inc. and trading symbol “HIND.”

Amendments to Articles of Incorporation

On August 15, 2025, the Company filed (a) the Certificate of Eighth Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split after the close of trading on August 14, 2025, (b) Series C Amendment, and (c) a Certificate of Ninth Amendment (the “Certificate of Ninth Amendment”) with the Secretary of State of the State of Delaware to amend the Company’s Restated Certificate of Incorporation, as amended, to change its corporate name to Vyome Holdings, Inc.

Change of Auditor

As reported in the Current Report on Form 8-K filed by the Company on August 19, 2025, on August 18, 2025, Haskell & White LLP, was dismissed as the independent registered public accounting firm of the Company. Effective as of August 18, 2025 Kreit & Chiu CPA LLP was appointed to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The decision to change auditors was approved and recommended by the Company’s Audit Committee and approved by its Board of Directors.

ATM Offering

On August 20, 2025, the Company entered into Amendment No. 1 (the “Amendment”) to that certain Equity Distribution Agreement dated May 30, 2025 with Maxim Group LLC to act as the Company’s exclusive sales agent with respect to the issuance and sale of up to $12,000,000 of the Company’s shares of common stock, par value $0.001 per share, from time to time, in an at-the-market public offering (the “Offering”). The Amendment increased the amount that may be offered and sold in the Offering from $3,420,926 to $12,000,000.

Corporate Background

Our principal executive offices are located at Harvard Square, One Mifflin Place, Suite 400, Cambridge, MA 02138. Our telephone number is (973) 832-8147. Our website address is www.vyometx.com. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Our common stock is quoted on the Nasdaq under the symbol “HIND”. We file annual, quarterly, and current reports, proxy statements and other information with the U.S. Securities Exchange Commission (the “SEC”) and are subject to the requirements of the Securities and Exchange Act of 1934, as amended (the Exchange Act). These filings are available to the public on the Internet at the SEC’s website at http://www.sec.gov.

Implications of Being a Smaller Reporting Company

As a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in addition to providing reduced disclosure about our executive compensation arrangements and business developments, among other reduced disclosure requirements available to smaller reporting companies, we present only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholders	Up to 610,185 shares of Common Stock.

Shares of Common Stock outstanding prior to this offering	5,630,509 shares of Common Stock.

Use of Proceeds	We will not receive any proceeds from the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus.

Trading symbol	Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “HIND.”

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 6 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Registration Statement on Form S-4/A filed with the SEC on May 9, 2025 and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on April 4, 2025, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the following risks and uncertainties as well as the risks and uncertainties described under the section entitled “Risk Factors” contained in our Registration Statement on Form S-4/A filed with the SEC on May 9, 2025 and our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business, operating results, prospects or financial condition. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline and you might lose all or part of your investment.

Risks Related to our Common Stock and this Offering

As a result of the shutdown of the U.S. federal government, we are relying on Section 8(a) of the Securities Act to cause the registration statement of which this prospectus forms a part to become effective automatically.

Due to the shutdown of the U.S. federal government and resulting closure of the SEC, the SEC will not review any registration statement or declare any registration statement effective. Accordingly, we are pursuing an atypical registration procedure that involves the registration statement of which this prospectus forms a part becoming effective automatically by operation of Section 8(a) of the Securities Act on the 20th calendar day after filing with the SEC, in lieu of the SEC declaring the registration statement effective following its review. As a result, prior to its effectiveness, the registration statement will not be reviewed by the SEC and the SEC will not declare the registration statement effective.

Although our reliance on Section 8(a) does not relieve us from the responsibility for ensuring that the disclosures set forth in the registration statement are adequate and accurate and for ensuring that the registration statement complies with applicable securities laws and regulations, the use of Section 8(a) poses several risks to us. For example, after the date of this prospectus, we could receive comments from the SEC after completion of this offering, and those comments could obligate us to modify, reformulate, add to or exclude certain information presented in this prospectus. In addition, we may be required by the SEC to file a post-effective amendment to the registration statement and distribute an updated prospectus to investors, or otherwise abandon this offering, if the SEC requires us to make changes to the information contained in this prospectus or the SEC issues a stop order under Section 8(d) of the Securities Act prohibiting the continued use of the prospectus. These or similar events could cause the trading price of our common stock to decline substantially, result in securities class action or other litigation, and subject us to monetary damages and reputational harm.

A sale of a substantial number of shares of Common Stock by the Selling Stockholders could cause the price of our Common Stock to decline.

The shares of Common Stock covered by this prospectus represent a large number of shares of our Common Stock, and, following the effectiveness of the registration statement of which this prospectus forms a part, such shares of Common Stock may be sold by the Selling Stockholders in the public market without restriction. If the Selling Stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of the shares of Common Stock in the public market, the price of our Common Stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of an aggregate of 610,185 shares of Common Stock, pursuant to this prospectus and any accompanying prospectus supplement. The Selling Stockholders acquired shares of our Common Stock immediately following the closing of the Merger pursuant to those certain subscription agreements entered into among, the Company, Vyome and the investors signatory thereto. In addition, certain of the Selling Stockholders are parties to those certain put-call option agreements with the Company which entitles such holders to receive shares of Common Stock of the Company upon certain occurrences, including a merger, consolidation, reorganization or other business combination involving the Company, the sale, exclusive license, lease, transfer or other disposition of all or substantially all of the outstanding shares, business, assets or property of the Company, the possession, directly or indirectly, of a voting interest in excess of 50% of the Company, or the dissolution, winding up, liquidation or filing of any petition in bankruptcy in relation to the Company.

When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock other than through a public sale. The following table sets forth, as of November 3, 2025, the names of the Selling Stockholders, and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders, as of the date of this prospectus, assuming exercise of all warrants held by each such Selling Stockholder on that date, without regard to any limitations on exercise. The third column lists the aggregate number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution” on page 10 of this prospectus.

All information with respect to the Common Stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of Common Stock owned beneficially that are covered by this prospectus, but will not sell any other shares of Common Stock presently owned. Except as set forth below, the Selling Stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholder	Shares Owned Prior to Offering	Shares Offered by this Prospectus	Shares Owned After Offering	Percentage of Shares Beneficially Owned After Offering (1)
Ajay S Patel	35,300	3,449	31,851	*
Anjali Ashutosh Taparia	18,152	18,152	0	*
Aruna Sanjeev Taparia	18,152	18,152	0	*
Ayan Chatterjee & Madhuja Chatterjee	59,038	8,623	50,415	*
Bakalest Partners L.P.(2)	288,924	24,429	264,495	4.70%
Blue Wolf Capital Limited(3)	42,917	5,174	37,743	*
Charmston Properties III Inc(4)	33,829	4,312	29,517	*
Dhari Albader	78,964	8,623	70,341	1.25%
Fermont Capital LLC(5)	49,072	12,707	36,365	*
Five Rivers Investments LLC(6)	65,978	15,429	50,549	*
Garwal Investments LLC(7)	62,633	19,967	42,666	*
Hunter Ventures Limited(8)	409,431	129,331	280,100	4.97%
Mark Jansen	50,177	18,152	32,025	*
Mesquite Wood B.V.(9)	78,746	5,389	73,357	1.30%
MNI Ventures(10)	1,001,518	172,441	829,077	14.72%
Renyl Rauf Charthan Kottayil	25,089	9,076	16,013	*
RoseTree Private Capital(11)	99,855	8,623	91,232	1.62%
Sachin Jindal	12,544	4,538	8,006	*
Savannah Capital Corporation(12)	23,129	2,156	20,973	*
Tetrao SPF(13)	100,092	21,782	78,310	1.39%
Thomas P. Shippee	33,769	4,312	29,457	*
Urmila Devi Taparia	5,697	5,697	0	*
360 One Seed Ventures Fund I(14)	41,653	41,653	0	*
Kyrush Ventures LLP(15)	4,157	4,157	0	*
Navam Biotech Ventures (16)	35,782	35,782	0	*
Nirmal Bhanwarlal Jain	2,376	2,376	0	*
Vinay Prakash Ahuja	1,546	1,546	0	*
Yatin Shah	4,157	4,157	0	*

*	Less than 1.0%

(1)	Percentages are based on 5,630,509 shares of Common Stock issued and outstanding as of November 3, 2025.

(2)	The securities are directly held by Bakalest Partners LP and may be deemed to be beneficially owned by Kristi Sardo, who has investment and dispositive power over the securities. The address of Bakalest Partners and Kristi Sardo is 520 White Plains Rd, Suite 500, Tarrytown, NY 10591.

(3)	The securities are directly held by Blue Wolf Capital Limited and may be deemed to be beneficially owned by Navroz Darius Udwadia, who has investment and dispositive power over the securities. The address of Blue Wolf Capital Limited and Navroz Darius Udwadia is 28 Esplanade, St. Helier, Jersey, JE2 3QA.

(4)	The securities are directly held by Charmston Properties III Inc. and may be deemed to be beneficially owned by Jean-Michel Aaron, who has investment and dispositive power over the securities. The address of Charmston Properties III Inc. and Jean-Michel Aaron is 293 Eisenhower Pkwy, Suite 140, Livingston, NJ 07039.

(5)	The securities are directly held by Freemont Capital LLC and may be deemed to be beneficially owned by Charles Richard Reese, Investment Manager, who has investment and dispositive power over the securities. The address of Freemont Capital LLC and Charles Richard Reese is 382 NE 191st St PMB 64488, Miami, FL 33179.

(6)	The securities are directly held by Five Rivers Investments LLC and may be deemed to be beneficially owned by Taranbir Singh, who has investment and dispositive power over the securities. The address of Five Rivers Investments LLC and Taranbir Singh is 225 River St., Apt 2402, Hoboken, NJ 07030.

(7)	The securities are directly held by Garwal Investments LLC and may be deemed to be beneficially owned by Rakesh Garwal, who has investment and dispositive power over the securities. The address of Garwal Investments LLC and Rakesh Garwal is 157 W 57th Street, PH83, New York, NY 10019.

(8)	The securities are directly held by Hunter Ventures Limited and may be deemed to be beneficially owned by Patrick Tsang, who has investment and dispositive power over the securities. The address of Hunter Ventures Limited and Patrick Tsang is 32/F, New World Tower, 18 Queen’s Road Central, Hong Kong.

(9)	The securities are directly held by Mesquite Wood B.V. and may be deemed to be beneficially owned by Xander Michiel Korijn, who has investment and dispositive power over the securities. The address of Mesquite Wood B.V. and Xander Michiel Korijn is Zeesluisweg 78A, 2583 DS Den Haaq, Netherlands.

(10)	The securities are directly held by MNI Ventures and may be deemed to be beneficially owned by Srinivas Ranganathan, who has investment and dispository power over the securities. The address of MNI Ventures and Srinivas Ranganathan is 22 St Georges St., Suite 221, Port Louis, Mauritius.

(11)	The securities are directly held by RoseTree Private Capital and may be deemed to be beneficially owned by Matthew Aaron Schwab, who has investment and dispositive power over the securities. The address of RoseTree Private Capital and Matthew Aaron Schwab is 3 Pershing St., Suite 8, Cumerland, MD 21502.

(12)	The securities are directly held by Savannah Capital and may be deemed to be beneficially owned by Jeffrey Sullivan, who has investment and dispository power over the securities. The address of Savannah Capital and Jeffrey Sullivan is 6509 Cartmel Lane, Windermere, FL 34786.

(13)	The securities are directly held by Tetrao SPF and may be deemed to be beneficially owned by Thomas Wahlroos, who has investment and dispositive power over the securities. The address of Tetrao SPF and Thomas Wahlroos is 1A Heienhaff, LU-1736, Senningerberg, Luxenbourg.

(14)	The securities are directly held by 360 One Seed Ventures Fund I and may be deemed to be beneficially owned by Ajay Sudarshan, who has investment and dispositive power over the securities. The address of 360 One Seed Ventures Fund I and Ajay Sudarshan is 6th Floor, 360 One Centre, Kamala City, Senapati Bapat Marg, Lower Parel West, Mumbai 400013, India.

(15)	The securities are directly held by Kyrush Ventures LLP and may be deemed to be beneficially owned by Karan Bhagat, who has investment and dispositive power over the securities. The address of Kyrush Ventures LLP and Karan Bhagat is 4501/4601, Aqua Co-Op Housing Soc, Old Simplex Complex, Nr Jacob Circle, 30 Keshavrao Khadye Marg, Mahalaxmi East, Mumbai, Maharashtra, India.

(16)	The securities are directly held by Navam Biotech Ventures and may be deemed to be beneficially owned by Rajeev Mantri, who has investment and dispositive power over the securities. The address of Navam Biotech Ventures and Rajeev Mantri is Continental Chambers, 4th Floor, 15A, Hemanta Basu Sarani, Kolkata 700 001, West Bengal, India.

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of Common Stock in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive SECs or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage SEC in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any SECs received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting SECs or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our capital stock and warrants and some of the provisions of our second amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws, as amended (the “Bylaws”), and relevant provisions of the Delaware General Corporation Law (“DGCL”). The descriptions herein are qualified by reference to the Charter, the Bylaws and the warrant-related documents described herein, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the DGCL

Authorized and Outstanding Stock

Our authorized capital stock consists of two classes of stock to be designated, respectively, “Common Stock,” and “Preferred Stock.” The total number of shares of capital stock which we have the authority to issue is Three Hundred Ten Million (310,000,000).

The total number of shares of common stock we are authorized to issue is Three Hundred Million (300,000,000), having a par value of $0.001 per share. The total number of shares of Preferred Stock that the Corporation is authorized to issue is Ten Million (10,000,000), having a par value of $0.001 per share. The following description summarizes certain terms of our capital stock as set out more particularly in our Charter. Because it is only a summary, it may not contain all the information that is important to you.

As of November 3, 2025, there were 5,630,509 shares of common stock outstanding. There are currently no shares of Preferred Stock outstanding.

Common Stock

Voting rights

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We do not provide for cumulative voting for the election of directors in our charter. Accordingly, holders of a majority of the shares of our Common Stock are able to elect all of our directors. Our charter establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our Charter and Bylaws provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our Charter.

Dividend rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine.

No preemptive or similar rights

Our Common Stock is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock that we may designate and issue in the future.

Right to receive liquidation distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Preferred Stock

Pursuant to our Charter, our Board is authorized, subject to limitations prescribed by Delaware law, to issue from time to time up to 10,000,000 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board is able to increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board may be able to authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

Series C Convertible Preferred Stock

The material terms and provisions of the shares of series C convertible preferred stock (“Series C Preferred Stock”) are summarized below. This summary of some provisions of the Series C Preferred Stock is not complete. For the complete terms of the Series C Preferred Stock, you should refer to the Certificate of Designation (the “Series C Certificate of Designation”) filed as an exhibit to this prospectus and incorporated herein by reference.

Conversion. There are currently no shares of our series C convertible preferred stock outstanding. Each outstanding share of Series C Preferred Stock is convertible, at the option of the holders, into 0.0000078 shares of common stock, rounded up to the nearest whole share, subject to adjustments for stock splits, stock dividends, distributions, subdivisions and combinations.

Dividends. The Series C Preferred Stock is entitled to receive dividends (on an as-if-converted-to- common stock basis) actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends will be paid on shares of Series C Preferred Stock.

Voting Rights. In general, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock remain outstanding, the Series C Certificate of Designation provides that we cannot, without the affirmative vote of holders of a majority of the then-outstanding shares of Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock (including by the designation, authorization, or issuance of any shares of preferred stock that purports to have equal rights with, or be senior in rights or preferences to, the Series C Preferred Stock), (b) alter or amend the Series C Certificate of Designation, (c) amend the charter or other charter documents in any manner that adversely affects any rights of the holders of Series C Preferred Stock, (d) increase the number of authorized shares of Series C Preferred Stock, (e) except for stock dividends or distributions for which adjustments are to be made pursuant to the Series C Certificate of Designation, pay dividends on any shares of capital stock of the Company, or (f) enter into any agreement with respect to any of the foregoing. Holders of Series C Preferred Stock are entitled to vote for the election of directors of the Company, voting on an as-converted to common stock basis and voting together as a single class with the holders of shares of common stock.

Liquidation. In the event of a liquidation, the holders of shares of Series C Preferred Stock are entitled to be paid, after and subject to the payment in full of all amounts required to be distributed to the holders of any other shares of the Company outstanding as of the date of our acquisition of ReShape ranking on liquidation prior and in preference to the Series C Preferred Stock, but before any payments to be made to the holders of common stock or any other series of preferred stock, an amount per share equal to $10.4835. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series C Preferred Stock will be entitled to receive upon conversion of the Series C Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series C Preferred Stock immediately prior to such fundamental transaction. Any successor to us or surviving entity must assume the obligations under the Series C Certificate of Designation with respect to the Series C Preferred Stock.

Anti-Takeover Provisions

The provisions of Delaware law, our Charter and Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware law

We are subject to the provisions of Section 203 of the DGCL, or Section 203, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Rule 144

Rule 144 under the Securities Act (“Rule 144”) is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing, we ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our securities.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding; or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Listing of Securities

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “HIND”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of ReShape Lifesciences Inc. (now known as Vyome Holdings, Inc.) as of December 31, 2024 and for the year ended December 31, 2024, incorporated in in this Prospectus by reference, have been audited by Haskell & White LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about ReShape Lifesciences Inc’s ability to continue as a going concern), and incorporated by reference in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of ReShape Lifesciences Inc. (now known as Vyome Holdings, Inc.) as of December 31, 2023 and for the year then ended, incorporated in this Prospectus by reference, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about ReShape Lifesciences Inc.’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Vyome Therapeutics, Inc. and its subsidiary as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this Prospectus, have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to substantial doubt about Vyome Therapeutics, Inc.’s ability to continue as a going concern). Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at https:/www.vyometx.com , at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and all reports and documents we subsequently file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 4, 2025 (the consolidated financial statements included in this Annual Report on Form 10-K have subsequently been retrospectively adjusted to apply the reverse stock split effected May 9, 2025, which updated consolidated financial statements are included in the Registration Statement on Form S-4/A filed with the SEC on May 9, 2025 incorporated below);

●	our Registration Statement on Form S-4/A filed with the SEC on May 9, 2025;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 20, 2025 and August 14, 2025, respectively;

●	our Current Reports on Form 8-K (and as amended) filed with the SEC on January 21, 2025, February 20, 2025, March 20, 2025, April 2, 2025, April 21, 2025, April 28, 2025, May 9, 2025, May 28, 2025, May 30, 2025, May 30, 2025, June 9, 2025, June 12, 2025, June 18, 2025, July 3, 2025, July 25, 2025, August 11, 2025, August 19, 2025, August 20, 2025, September 2, 2025, September 12, 2025 and October 30, 2025 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 4, 2025, which updated the description contained in our Registration Statement on Form 8-A (File No. 001-40789).

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Vyome Holdings, Inc.

Harvard Square, One Mifflin Place, Suite 400

Cambridge, MA 02138

(973) 832-8147

Attention: Interim Chief Financial Officer

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

610,185 Shares of Common Stock

PROSPECTUS

     , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
SEC Registration Fee	$520.77
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	38,225.00
Miscellaneous Expenses	1,254.23
Total expenses	$65,000.00

Item 15. Indemnification of Directors and Officers.

General Corporation Law of the State of Delaware

Section 145(a) of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock purchases or redemptions in the case of a director, for any transaction from which the director or officer derived an improper personal benefit, or in any action by or in the right of the corporation in the case of an officer.

Charter

As permitted by the DGCL, our charter contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

●	any transaction from which the director derived an improper personal benefit.

Bylaws

As permitted by the DGCL, our bylaws provide that:

●	we are required to indemnify our directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●	we may indemnify its other employees and agents as set forth in the DGCL; and

●	we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and the rights conferred in the restated bylaws are not exclusive.

Indemnification Agreements

We have not yet entered into indemnification agreements with our current directors and executive officers but intend to do so to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our charter and bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Company for which indemnification is sought. The indemnification provisions in our charter, bylaws and the indemnification agreements to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

Insurance Policies

We have director and officer insurance providing for indemnification for our directors and officers for certain liabilities, and such insurance provides for indemnification of our directors and officers for liabilities under the Securities Act.

Item 16. Exhibits.

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of July 8, 2024, by and among ReShape Lifesciences Inc., Vyome Therapeutics Inc. and Raider Lifesciences Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2024).
2.2*	Asset Purchase Agreement, dated as of July 8, 2024, by and between ReShape Lifesciences Inc. and Ninjour Health International Limited (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2024).
2.3	Amendment to Asset Purchase Agreement, dated as of April 25, 2025, by and between ReShape Lifesciences Inc. and Ninjour Health International Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2025).
4.1†	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed by with the Securities and Exchange Commission on February 3, 2023).
4.2†	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 27, 2023).
4.3†	Form of Underwriters’ Warrant (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 27, 2023).
4.4†	Form of Warrant Agency Agreement between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 27, 2023).

4.5†	Form of Common Stock Purchase Warrant and form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on April 26, 2023).
4.6†	Form of Common Stock Purchase Warrant and form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the Company on April 26, 2023).
4.7†	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 27, 2023).
4.8†	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 27, 2023).
4.9†	Form of Placement Agent’s Common Stock Purchase Warrant issued October 3, 2023 (incorporated by reference to Exhibit No. 4.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2023).
4.10†	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022).
4.11†	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022).
4.12†	Form of Warrant Amendment Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022).
4.13†	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2022).
4.14†	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2021).
4.15†	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2021).
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Kreit & Chiu CPA LLP, Independent Registered Public Accounting Firm of Vyome.
23.3	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm of ReShape.
23.4	Consent of RSM US LLP, former Independent Registered Public Accounting Firm of ReShape.
24.1	Power of Attorney (included on the signature page to this registration statement).
107	Calculation of Filing Fee Table

*	The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

†	Incorporated by reference and not filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, State of Massachusetts, on November 6, 2025.

VYOME HOLDINGS, INC.

By:	/s/ Venkat Nelabhotla
Name:	Venkat Nelabhotla
Title:	President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Robert Dickey IV
Name:	Robert Dickey IV
Title:	Interim Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Venkat Nelabhotla, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Venkat Nelabhotla	President and Chief Executive Officer	November 6, 2025
Venkat Nelabhotla	(principal executive officer)

/s/ Robert Dickey IV	Interim Chief Financial Officer	November 6, 2025
Robert Dickey IV	(principal financial and accounting officer)

/s/ Krishna K. Gupta	Chairman of the Board and Director	November 6, 2025
Krishna K. Gupta

/s/ Shiladitya Sengupta	Director	November 6, 2025
Shiladitya Sengupta

/s/ Mohanjit Jolly	Director	November 6, 2025
Mohanjit Jolly

/s/ Stash Pomichter	Director	November 6, 2025
Stash Pomichter